                                                                  EXHIBIT 10.129

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

                                SUPPLY AGREEMENT



                                     between



                                    MADAUS AG


                                       and




                          INDEVUS PHARMACEUTICALS, INC.

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                                SUPPLY AGREEMENT

     This Supply Agreement (the " Agreement") is made as of this 16th day of December, 2002 ("Effective Date"), by and between Madaus AG, a corporation organized and existing under the laws of Germany and having its principal office at Ostmerheimer Stra(beta)e 198, D-51109 Koln, Germany ("Madaus") and Indevus Pharmaceuticals, Inc., (formerly Interneuron Pharmaceuticals, Inc.), a Delaware corporation with a place of business at 99 Hayden Avenue, Lexington, Massachusetts 02421 ("Indevus").

     WHEREAS, the Parties have entered into a License Agreement (as defined herein) under which Madaus granted to Indevus an exclusive license to Licensed Product (as defined in the License Agreement) in the Territory (as defined herein);

     WHEREAS, the License Agreement provides for Madaus to manufacture and supply Product (as defined herein) to Indevus under certain conditions;

     WHEREAS, Madaus has represented that it is able and willing to manufacture and supply Indevus with Product on the terms and conditions set forth herein; and

     WHEREAS, Indevus desires to purchase Product from Madaus in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

Article 1 - Definitions

     Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1. "Act" shall mean the Federal Food Drug and Cosmetic Act of 1934, and the rules and regulations promulgated thereunder, or any successor act, as the same shall be in effect from time to time.

1.2. "Affiliate" shall mean (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by Indevus or Madaus, as applicable; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of Indevus or Madaus, as applicable.

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1.3.  "cGMP" shall mean current good manufacturing practices as applicable to the Product pursuant to the Act and FDA regulations and guidance documents.

1.4 "Clinical Trial" shall mean any clinical trial conducted under United States IND Number 61,381 using Compound and/or Product.

1.5. "Compound" shall mean the chemical compound known as trospium chloride, the active ingredient used in the manufacture of Product.

1.6. "FDA" shall mean the United States Food and Drug Administration and any successor agency having substantially the same functions.

1.7. "First Commercial Sale" shall mean the first sale by Indevus, its Affiliates or sublicensees for end use or consumption of Product in the Territory after all required Regulatory Approvals have been granted by the FDA.

1.8. "Launch Year" shall mean the period commencing on the date of First Commercial Sale and expiring on the last day of the month that is the twelfth (12/th/)month following the date of the First Commercial Sale occurs. For example, if the First Commercial Sale occurs on March 15 of any year, the Launch Year shall commence on March 15 of such year and expire on March 31 of the following year.

1.9. "License Agreement" shall mean the License Agreement effective as of November 26, 1999 by and between Indevus and Madaus.

1.10. "Manufacturing Facility" shall mean Madaus' existing manufacturing facility in Troisdorf, Germany and/or any manufacturing or testing facility used by Madaus to perform its obligations hereunder that is approved by the Parties.

1.11. "NDA" shall mean a new drug application filed with the FDA for marketing authorization of a Product in the United States and any amendments and supplements thereto.

1.12. "Party" shall mean Madaus or Indevus.

1.13. "Product" shall mean bulk product in final form for commercial sale by prescription, over- the-counter, or by any other method, or for distribution as samples and/or, where the context so indicates, the product being tested in a Clinical Trial, which contains Compound in the formulation set forth in Schedule
1.13 hereto and meeting the Specifications, which product, Compound, its manufacture, use or sale uses Madaus Know How. This definition of Product shall not affect the definition of Licensed Product, which shall continue to have the meaning set forth in the License Agreement.

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1.14. "Regulatory Approval" means all approvals (including pricing and reimbursement approvals required for marketing authorization), product and/or establishment licenses, registrations or authorizations of all regional, federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, import, export, transport and sale of Product in the Territory.

1.15. "Specifications" shall mean the written methods, formulae, procedures, specifications, tests (and testing protocols) and standards pertaining to the manufacture of the Product as attached hereto as Schedule 1.15 hereto and as such specifications may be modified in accordance with the NDA from time to time in writing.

1.16. "Supplier Agreement" shall mean the agreement between Madaus and Madaus' current supplier of Compound (the "Compound Supplier"), effective as of November 13, 2002, relating to manufacture and supply of Compound to Madaus for use in the manufacture of Product, a copy of which was delivered to Indevus prior to the Effective Date, or any other agreement to which Madaus is a party, relating to manufacture of Compound for use in the manufacture of Product, that is approved by Indevus.

1.17. "Territory" shall mean the United States of America, including the District of Columbia, and its territories and possessions.

1.18. "Third Party" shall mean a person(s) or entity who or which is neither a Party nor an Affiliate of a Party.

Article 2 - Supply of Product

      2.1. Subject to the terms and conditions of this Agreement and, to the extent applicable, the License Agreement, Madaus shall supply all of Indevus' or its designees' requirements of Product for commercial and sample purposes on an exclusive basis. Subject to the terms and conditions of this Agreement, Madaus shall convert Compound supplied by Compound Supplier or any other supplier of Compound approved by the Parties into Product in accordance with the Specifications. Madaus shall have responsibility for ordering and purchasing all active ingredient of Compound and all inactive ingredients necessary to perform its obligations to supply Product in accordance with the terms of this Agreement.

      2.2. Subject to the terms and conditions of this Agreement and, to the extent applicable, the License Agreement, Indevus shall purchase all of its requirements of Product for use in the Territory exclusively from Madaus, except as otherwise set forth in this Agreement or the License Agreement.

      2.3. During the Term, Madaus shall obtain and maintain in force all licenses and authorizations necessary for Madaus to manufacture or have manufactured and supply Product hereunder. Madaus shall bear the full cost and expense of so obtaining and maintaining such licenses and authorizations.

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Article 3 - Regulatory Approvals; Inspections; Testing

     3.1. Ownership of Regulatory Approvals. Indevus shall, directly or through its Affiliates, own all necessary Regulatory Approvals in the Territory with respect to the Product. Madaus shall provide reasonable assistance to Indevus, from existing information in Madaus' possession, for the purpose of obtaining Regulatory Approvals in the Territory, including the information set forth in
Section 3.2 below. Madaus shall fulfill and discharge all obligations, using its best efforts and resources, under any and all U.S. governmental laws, rules or regulations or otherwise, as well as procedures ensuring timely compliance with all laws, rules and regulations as are necessary or customary in accordance with accepted business practices and legal requirements to maintain the authorization and ability to manufacture, finish, store, mark, label and distribute Compound and/or Product in each country where it is so manufactured, finished, packaged, stored, marked, labeled and distributed, including compliance with cGMPs.

     3.2. Manufacturing Process; Drug Master File. With respect to Product supplied by it, Madaus shall be responsible for all process and equipment validation and quality control tests and procedures required by the FDA and shall take all steps necessary to pass inspection by the FDA or other governmental agency. Madaus shall also assist Indevus in preparing and updating any required regulatory submission and all other documents required for Regulatory Approvals of the Product, including providing Indevus with all information required to be included in the NDA relating to manufacture of Product, including a right of reference to any Drug Master File owned by Madaus, the Compound Supplier or any of Madaus' other suppliers. Madaus shall ensure that such Drug Master File shall be updated by Madaus, the Compound Supplier or any other applicable supplier to Madaus, according to applicable regulations and Madaus shall provide Indevus with a written notice of any such proposed update prior to submitting such update to the FDA. Madaus will make no change, and will take all reasonable measures to ensure that no change is made by Compound Supplier or any of Madaus' other suppliers, to the manufacturing process, equipment or analytical protocols/procedures (i) without notification to Indevus (for purposes of this provision, notice shall be given to Greg Lerch or to such other person as Indevus designates) and, (ii) if such change, in Indevus' judgment, could potentially conflict with the NDA or require any supplement to the NDA, without Indevus' approval. Madaus shall notify Indevus within forty-eight (48) hours of any deviation of the specified manufacturing or testing process. Madaus shall maintain, and shall require Compound Supplier and any of its other suppliers to maintain, all appropriate original regulatory documents, reserve samples and records relating to its responsibilities with respect to the manufacturing of Compound and/or Product according to cGMPs for such periods as required by applicable laws and regulations. Copies of all such documents, samples and records, including manufacturing and packaging batch records of Product, will be available for review by Indevus or its designee upon request.

     3.3. Inspections or Inquiries by Government Agencies. Madaus shall provide Indevus, within forty-eight (48) hours, copies of any correspondence to or from the FDA or other regulatory authority relating to Product. Madaus shall be responsible for responding to any inquiry from the FDA or any other health or government authority regarding the manufacture of Product and Indevus shall give reasonable assistance. Madaus shall, within forty-eight (48) hours, inform Indevus of any such inquiries or any requests for inspections of Madaus Manufacturing Facility(ies), Compound Supplier's facilities or Madaus' other suppliers' facilities of which it becomes aware and shall without delay make available to Indevus a copy of any inspection report received by Madaus resulting from any inspection of any of such facilities by such health or government authority to the extent such report relates to the Compound or Product, the formulation, manufacture, testing, storage and delivery of the Compound or Product or any premises used by Madaus or Madaus' supplier(s) in performing Madaus' obligations under this Agreement. Madaus shall also provide Indevus with a written copy of any proposed response(s) thereto at least three Business Days prior to submitting such response to the FDA or any other health or government authority as well as a copy of the response actually submitted. Representatives of Indevus or its designee shall have the right to be present during the inspection and/or during the close-out session with the inspectors. Any Form 483 observations or warning letter related to the Product shall be provided promptly to Indevus. Indevus shall have the right to review and discuss with Madaus Madaus' proposed written response to such 483 observations or warning letter, and a copy of the response actually submitted shall be promptly provided to Indevus.

     3.4. Inspections by Indevus. Representatives of Indevus or its designee shall have the right to (i) review Madaus' licenses and permits relating to the Manufacturing Facility and licenses and permits of the Compound Supplier and
(ii) inspect the manufacturing, laboratory, packaging and warehouse facilities used by Madaus in the manufacture, packaging, testing, storage, shipping and receiving of Compound or Product, as applicable, or its components, its methods of manufacturing and all related records for the same at the Manufacturing Facility and all premises used by Madaus during normal business hours, provided tha such inspection is related to production or quality issues of the product ] Such inspection right may be exercised by Indevus one time each year without Cause upon fifteen (15) Business Days' notice and at any time with Cause upon five (5) Business Day's notice. Cause shall be defined as an issue reasonably relating to compliance with the terms of this Agreement or with cGMPs.

     3.5. Testing and Certificates of Analysis.

     (a) Compound. Madaus shall obtain from Compound Supplier or any other supplier of Compound approved by the Parties a written certificate of analysis with each shipment Madaus receives of Compound. Upon receipt of such Compound in bulk form,

Madaus shall inspect such active ingredient and test samples thereof in accordance with cGMPs and with the same procedures provided by and used by Compound Supplier, in accordance with the NDA's requirements and commitments and as set forth in Exhibit 3.5 attached hereto, as such may be modified from time to time by agreement of the Parties. Before releasing any lot of the Compound for use under this Agreement, Madaus shall check the compliance of such lot with the Specifications. Such inspection and compliance check shall be performed by Madaus Quality Assurance/Quality Control department and shall be certified by the head of such department (or his/her designee).

     (b) Product. Madaus shall test samples of Product manufactured hereunder in accordance with cGMPs and with the NDA's requirements and commitments and as set forth in Exhibit 3.5 hereto, as such may be modified from time to time. Before releasing any lot of the Product, Madaus shall check the compliance of such lot with the Specifications. Such inspection and compliance check shall be performed by Madaus Quality Assurance/Quality Control department and shall be certified by the head of such department (or his/her designee).

     (c) Certificate of Analysis. Copies of the certificates of analysis incorporating certification of the manufacturing and analytical/microbiological records and certifying compliance with the manufacturing and testing requirements of Compound and Product respectively, shall be sent to Indevus with each shipment of Product containing material from such lot. All such copies shall be sent to the addressees specified by Indevus or, if no addressee is specified, to the place of shipment of the Product. In addition, copies of all batch records relating to Product shall be sent to Indevus or its designee upon request.

     3.6. Preservation Samples/Retained Samples. Pursuant to all applicable laws, rules and regulations and to the Specifications, Madaus shall assign and apply lot numbers and shall take from each lot of (i) the Compound used to manufacture Product pursuant to this Agreement; (ii) inactive ingredients used in the manufacture of Product pursuant to this Agreement; and (iii) the Product shipped to Indevus or its designee pursuant to this Agreement, preservation samples/retained samples. Madaus shall retain and store the particular lot of Compound, other ingredients or Product, as applicable, in accordance with FDA and other applicable regulations, which currently provide for a period expiring no earlier than two (2) years after the expiration of the shelf life of the particular lot of Product shipped to Indevus or its designee pursuant to this Agreement. Preservation samples/retained samples, as referred to herein, do not include samples retained for purposes of stability testing.

     3.7. Inspection Upon Delivery. Upon receipt of the Product in any shipment, Indevus or its designee may inspect such Product and assay samples thereof. If Indevus finds that any Product delivered to Indevus or its designee hereunder fails to conform to the Specifications and the other requirements of this Agreement upon delivery to Indevus, then Indevus or its designee shall provide Madaus with a written notice (the "Non-conformance Notice") within two (2) days of determination of non-conformance and within sixty (60) days of receipt of such Product by Indevus or its designee. Notwithstanding the foregoing, it is understood and agreed by the Parties that Indevus or its designee shall have no obligation to inspect each lot of Product. Indevus shall retain the non-conforming Product and Madaus shall have the right to inspect such Product. In the event Madaus does not respond in writing, within thirty (30) days of the date of the Non-conformance Notice, Madaus shall be deemed to be in agreement with Indevus' or Indevus' designee's determination of non-conformance

          (a) Undisputed Claims. Madaus shall, if it agrees or is deemed to agree with Indevus' determination of non-conformance, replace any such non-conforming Product with an equal quantity of Product complying with the Specifications at no additional cost to Indevus and without undue delay. Indevus shall dispose of any Product that is not in compliance with the Specifications at Madaus' cost, except that Indevus shall follow any reasonable instructions from Madaus to return to Madaus or otherwise dispose of such non-conforming Product in another manner at Madaus' cost. Within thirty (30) days from the date of the Non-conformance Notice, Madaus will, if in agreement or deemed to be in agreement with the determination of non-conformance, issue a credit to Indevus representing any charges relating to such non-conforming and replacement Product.

          (b) Disputed Claims. If Madaus does not agree with Indevus's determination of non-conformance, then Madaus shall provide Indevus with a written notice of such disagreement within thirty (30) days of receipt of the Non-Conformance Notice, responding to Indevus' claim. The Parties shall use commercially reasonable efforts to resolve such disagreement within ten
     (10) Business Days of Indevus' receipt of Madaus' notice of disagreement. Until such time as the disagreement is resolved, no Product from the lot tested shall be released. Any related expense shall be borne by the Party whose analysis was in error.

     3.8. Stability Testing. Madaus shall, at its own cost and expense, conduct stability testing programs for Product in accordance with the NDA's requirements and commitments, including (i) stability testing of Product stored as in-process or final bulk material, and (ii) stability testing of Product stored in the shipping containers used to ship Product hereunder, to ensure Product meets Product Specifications as included in the NDA and is evaluated in accordance with International Conference of

Harmonization guidances and other applicable regulations, and showing not less than six (6) months stability. The results of the testing programs shall be made available as soon as practicable upon completion of testing to Indevus without charge. Any results not meeting the Specifications or other requirements of this
Section 3.8 will be reported to Indevus within two (2) Business Days. Indevus may, at its own discretion and at its own cost and expense, conduct its own stability testing program on Product in final packaging.

     3.9. Customer Complaints. Indevus shall be responsible for investigating and responding to all customer complaints relating to the Product delivered to Indevus hereunder. Each Party shall without delay notify the other of any such complaints of which it becomes aware and the Parties shall cooperate in resolving any such complaints. Madaus shall provide Indevus with all reasonable assistance in investigating and responding to complaints that are alleged to have arisen from the manufacturing or supply of the Product hereunder. Indevus shall keep and maintain a record of all customer complaints and any resolution of such complaints and provide Madaus with a current copy of the record on a monthly basis.

Article 4 - Forecasts and Ordering; Shipments

     4.1 Forecasts. The total quantity of Product forecasted for commercial use and for samples for any year shall be the "Annual Forecast Amount". The total quantity of Product purchased for commercial use and for samples for any year shall be the "Annual Purchased Amount".

     (a) Launch Year. Within six (6) months prior to the anticipated date of First Commercial Sale, Indevus shall provide Madaus with a three year forecast (broken down by quarter for the Launch Year) of Indevus' estimated requirements of commercial supplies and samples of Product. Subject to the provisions of subsection 4.1 (c) below, the Annual Purchased Amount for the Launch Year shall be at least [*] percent ([*]%) of the Annual Forecast Amount for the Launch
Year and Madaus will be obligated to supply up to [*] percent ([*])% of the Annual Forecast Amount for the Launch Year, provided, however, that Madaus shall use its best efforts to satisfy any purchase orders exceeding [*] percent ([*]%) of the Annual Forecast Amount. For the Launch Year, quantities of Product ordered for delivery in advance of the date of First Commercial Sale shall be included in the Annual Purchased Amount for Launch Year. For the Launch Year, Indevus shall on a quarterly basis update and, if necessary, revise the Annual Forecast Amount provided that such revisions shall not alter or effect the [*] percent ([*]%) requirement of the initial Launch Year forecast.

*CONFIDENTIAL TREATMENT REQUESTED

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     (b)  Subsequent Years. For all years during the Term subsequent to the
Launch Year ("Subsequent Years"), Indevus shall provide Madaus with a non binding rolling three year forecast (broken down by month for the initial 12 months of each such forecast). Except for the first 12 months of such three year forecast, it will not be binding in any way on the parties. Each forecast shall supercede any previous forecast of the Annual Forecast Amount for each of such Subsequent Years, and shall update the forecast on a rolling monthly basis, except that it shall not alter or effect the [*] percent minimum purchase requirement of earlier forecasts. The Annual Purchased Amount for each Subsequent Year shall, accordingly, be at least [*] % of the Annual Forecast Amount set forth in each Indevus forecast for each initial 12 month period set out in each forecast.

     (c) General. Such forecasts shall not be deemed to be firm orders. After receiving Indevus' forecasts, Madaus shall notify Indevus within ten (10) days, if Madaus will be unable to supply Indevus' forecasted requirements of Product. If Madaus advises that it cannot meet such forecasted requirements, the provisions of Article VII of this Agreement shall be applicable. In the event that the Annual Purchased Amount in any 12 month period does not equal or exceed [*]% of the Annual Forecast Amount for the first 12 month period, Indevus shall pay to Madaus a fee (the "Minimum Fee") as set forth in Schedule 4.1 hereto, provided, however, that Indevus shall not be obligated to pay the Minimum Fee in the event that Indevus' failure to meet such [*]% requirement is attributable to the fault of Madaus or to any regulatory or safety issue relating to Product.

     4.2 Firm Orders. Indevus or its designee shall provide Madaus with purchase orders on the standard purchase order forms of Indevus or its designee of its requirements of commercial supplies and samples of the Product at least [*] days before it requires each delivery of Product during the Launch Year and [*] days before it requires each delivery of Product for each Subsequent Year, specifying the required delivery date in each purchase order and specifying the quantity of Product for commercial use and the quantity of Product for sample use. Madaus will promptly confirm receipt and acceptance of each such purchase order. Madaus shall fulfill orders made hereunder by delivering the Product on or prior to the specified delivery date. The terms of the purchase orders shall conform to the terms of this Agreement.

          (a) Full Batch Quantities. Indevus' firm orders for Product shall be in Madaus' ordinary production batch quantities, which are [*] tablets per batch (a "Batch"), or multiples thereof.

          (b) Shortages. Madaus agrees that it will use its best efforts to prevent an interruption of supply to Indevus and shall immediately notify Indevus of any problems or unusual production situations which may adversely affect production or quality of Product or its Specifications or its timely delivery to Indevus or its designee. If, at any time during the term of this Agreement, Madaus becomes

*CONFIDENTIAL TREATMENT REQUESTED
     aware that it will not be able to satisfy Indevus' forecasts or ordered requirements for Product, then Madaus shall: (i) give Indevus immediate notice thereof, (ii) take all commercially reasonable steps to procure adequate quantities of Product from another Manufacturing Facility in accordance with the applicable provisions of Section 3.7 of the License Agreement and (iii) continue to use its best efforts to fulfill orders made pursuant to this Section 4.2.

     4.3. Shipment. At the time of delivery, the Product shall conform to the Specifications. Madaus shall test the Product against the Specifications prior to shipment and shall provide Indevus with the information required by Section
3.5 hereto. Delivery shall be made no later than the date of delivery specified in Indevus' purchase order. The Product will be shipped in appropriate packaging for transport in accordance with applicable regulatory requirements and Schedule
4.3 to this Agreement. All Product delivered hereunder shall have a shelf life to be determined by an appropriate stability evaluation to be performed in accordance with U.S. and International Conference of Harmonization Guidances, and shall in any event have a shelf life of at least [*] months on the date of delivery to Indevus or its designee. With respect to pre-launch build up, the Parties will agree on a date for start of manufacturing and, based on production lead times, determine an acceptable shelf life for pre-launch shipment of launch inventories. The terms of delivery of the Product by Madaus shall be FOB point of delivery at, and title and risk of loss shall pass to Indevus upon delivery to the regional distribution facility in the Territory to be designated by Indevus or its designees.

                      Article 5 - Prices and Payment Terms

     5.1 Price for Commercial Product. With respect to Product intended for commercial sale, Madaus agrees to sell Product and Indevus agrees to purchase Product manufactured by Madaus at the prices (in Euros) set forth in Schedule
5.1 attached hereto, which price includes the cost of all Compound and other ingredients used in the manufacture of Product, as well as packaging, packing, handling, freight, insurance and any other direct costs as well as the Madaus profit margin (the "Commercial Product Prices"). The Parties agree that the Base Price initially set forth on Schedule 5.1 shall remain in effect through the Launch Year. Thereafter, the Base Price used in calculating the Commercial Product Prices shall be subject to increase or decrease [*]. The increase or decrease can be applied not more often than [*]. In no event shall any increase or decrease in the Base Price used to calculate Commercial Product Prices changes under this Section 5.1 exceed [*] percent ([*]%) during any [*] period. Any agreed to changes to the Commercial Product Prices shall be reflected on an updated Schedule 5.1 to be signed by each Party.

*CONFIDENTIAL TREATMENT REQUESTED

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     5.2  Samples.

     (a) With respect to Product intended for distribution as samples, Madaus agrees to manufacture and sell such Product to Indevus at prices (the "Sample Product Prices") as a percentage of the Commercial Product Prices as set forth on Schedule 5.2 attached hereto. Indevus shall be responsible for packaging such Product in a matter consistent with packaging of samples.

     (b)  With the exception of Section 5.2 (a) and the applicable terms of
Section 5.3, supply of Product intended for distribution as samples shall be in accordance with all other terms and conditions of this Agreement.

     5.3  Payment Terms.

     (a) Indevus shall settle invoices received from Madaus within thirty (30) days from the date of receipt of the Product by Indevus or Indevus' designee or, for amounts in dispute pursuant to Section 9.4, within ten (10) days from the date the dispute is resolved. Payments hereunder shall be in Euros. The price for all Product delivered to Indevus hereunder shall be FOB point of delivery to [*], or such other facility designated by Indevus or its designees, provided that if delivery to such other facility increases the delivery cost, the Parties will negotiate in good faith the payment of such increased cost.

     (b) For purchase orders and invoices during any particular year, the Sample Product Price and Commercial Product Prices and related payment terms shall be calculated on a cumulative basis based on the quantity of Product purchased (and giving effect to the designation of Product purchased as samples or for commercial use) during that year up to and including Product purchased under the purchase order for which the calculation is being made, provided, however, that within ninety (90) days after the end of the Launch Year and each Subsequent Year during the term of this Agreement, Indevus shall provide to Madaus a summary analysis of the quantity of samples distributed during the preceding year and a reconciliation, if necessary, of payments or refunds due under this Agreement, based on a year-end calculation of the quantity of Product purchased as samples for that year as a percentage of the Annual Purchased Amount for that year.

     (c) Notwithstanding and in addition to any other remedy set forth in this Agreement, within fourteen (14) days of the date of any Non-conformance Notice under Section 3.7, Madaus shall refund to Indevus the purchase price paid for the Product subject to the Non-conformance Notice, subject to reconciliation in the event the claim is disputed and the analysis of Indevus was determined to be in error, in accordance with the provisions of Section 3.7

*CONFIDENTIAL TREATMENT REQUESTED

Article 6 - Warranty, Indemnification and Insurance: Recalls

     6.1  Warranties. Madaus hereby represents and warrants to Indevus that:

          (a) at the time of delivery, the Product supplied by Madaus hereunder including for any Clinical Trial conformed and shall conform to the Specifications; the Product and Compound was and shall be manufactured, tested and stored in accordance with the Specifications and with cGMPs, and other applicable laws and regulations governing manufacture, formulation, storage, testing, packaging or labeling, and shall be of merchantable quality and fit for the purposes for which it is intended;

          (b) for the purpose of Section 303(c) of the Act, all Product shipped by Madaus hereunder including for any Clinical Trial was not and will not, on the date of shipment be, adulterated or misbranded within the meaning of the Act and the regulations issued thereunder or within the meaning of any other applicable law, rules or regulations, the provisions of which are in effect at the time of such shipment, and will not be an article (Product) which may not, under the provisions of Section 404 or 505 of the Act, be introduced into interstate commerce;

          (c) Madaus has all required manufacturing facilities and equipment necessary to manufacture Product pursuant to Specifications and otherwise perform its obligations hereunder, and Madaus', Compound Supplier's and Madaus' other suppliers' manufacturing facilities, processes and equipment validation used and to be used in the manufacture of Compound and Product comply with cGMPs and other applicable laws and regulations;

          (d) the manufacture, use or sale of Product does not infringe any patents owned or controlled by any Third Party in the Territory or any country outside the Territory in which the Product is or will be manufactured for use in the Territory; and

          (e) it has full corporate power and authority under the laws of the jurisdiction of its incorporation to enter into this Agreement and to carry out the provisions hereunder; it has secured or obtained all corporate and governmental approvals needed by it to enter into and to perform this Agreement; this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms; and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

     6.2 Indemnity. As used herein, the phrase "under this Agreement" includes but is not limited to references to actions under or pursuant to Article 6 of this Agreement, which might otherwise be post termination of this Agreement.

          (a) Madaus Indemnity. Madaus shall indemnify, hold harmless and defend Indevus and its Affiliates and their respective directors, officers, employees, successors, assignees and agents from and against any and all claims, demands, suits or proceedings, damages and costs (including reasonable attorneys' fees), expenses and losses arising out of (i) Madaus' manufacture, formulation, testing, use, storage, handling, packaging, distribution, delivery or sale of Compound and/or Product; (ii) the breach or violation of this Agreement by Madaus or (iii) the negligence or willful misconduct of Madaus in the performance of its duties under this Agreement.

          (b) Indevus Indemnity. Indevus shall indemnify, hold harmless and defend Madaus and its Affiliates and their respective directors, officers, employees, successors, assignees and agents from and against any and all claims, demands, suits or proceedings, damages and costs (including reasonable attorneys' fees), expenses and losses arising out of (i) Indevus representations, advertising, claims, handling, storage, distribution, delivery or sale of Compound and/or Product; or (ii) the negligence or willful misconduct of Indevus in the performance of its duties under this Agreement.

          (c) Cooperation of the Parties. Any party claiming indemnification pursuant to this Article 6 (the "Claiming Party") shall give prompt written notice to the other party (the "Indemnifying Party") of the commencement of any action, suit or proceeding for which indemnification may be sought. Upon receipt of such notice, the Indemnifying Party shall assume the defense thereof; provided, however, that the Claiming Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice, but at its own expense. If the Indemnifying Party fails to assume the defense within a reasonable time, the Claiming Party may assume such defense and the fees and expenses of its attorneys will be covered by the Indemnifying Party pursuant to the indemnity provisions provided for herein. The Claiming Party will cooperate with the Indemnifying Party at the Indemnifying Party's expense in the defense of any suit. Neither Party shall be liable for any costs resulting from any settlement made by a Party without the consent of the other Party to such settlement, which consent shall not be unreasonably withheld.

     6.3 Insurance. At all times during the term of this Agreement and for a period of not less than five (5) years thereafter, each of Madaus and Indevus shall maintain in full force and effect commercial general liability insurance issued by a reputable insurance company having a Best's rating of [*], insuring against all liability, including product liability, personal injury, physical injury and property damage in an amount equal to a minimum of $[*] per occurrence and per year and shall furnish the other Party at its request with a certificate of insurance showing the above coverage, signed by an authorized agent of the insurance company. Each Party shall be named as an additional insured on the other Party's insurance policy.

     6.4 Recall. In the event of any recall, seizure, stop sale or governmental action, direction or withdrawal (all or any of which is referred to herein as a "Recall") of Product arising from any Party's breach of any representation, warranty or covenant contained in this Agreement or failure to perform any provision hereof, the Party in breach shall reimburse the other Party for any costs, expenses or damages incurred by the other Party in connection with such Recall. If the Recall resulted from a Madaus breach, and if requested by Indevus, Madaus shall supply Product in an amount sufficient to replace the recalled or seized Product without charge to Indevus with all transportation charges and import duties prepaid. Any Product returned to Indevus shall be shipped to Madaus' nearest facility, or to such other destination as Madaus may require in writing, with any shipping or other related costs to be paid by the party in breach, and the other party shall incur no liability of any nature in handling any such Recalls or returns. If Recall resulted from an Indevus breach, then all costs associated with the Recall shall be born by Indevus.

Article 7 - Shortages; Second Source

     7.1. Continuity. Madaus shall use its best efforts to prevent an interruption of supply to Indevus and shall immediately notify Indevus of any problems or unusual production situations which may adversely affect production or quality of Product or its Specifications or the timely delivery of Product to Indevus or its designee.

     7.2. Second Source Supplier. Upon the Effective Date, Madaus shall take all necessary actions to ensure that Madaus is able to meet requirements of Indevus for Product, including compliance with cGMPs and all other regulatory requirements for manufacturing and testing Product. Any second source supplier shalI demonstrate capability to meet Indevus' manufacturing requirements including compliance with cGMPs and all other regulatory requirements. If at any time during the Term for any reason Madaus shall be unable to manufacture and deliver Product in accordance with the terms of this Agreement or in sufficient quantities to satisfy Indevus' forecasted requirements for Product on the requested delivery date, Madaus shall immediately so notify Indevus in writing, advising as to the period for which such inability to manufacture and deliver shall continue. In the event such inability is anticipated to or shall continue for [*] days or more, Indevus may use another manufacturer/supplier of Product and Madaus will transfer Compound and know how to such manufacturer/supplier so that such nominated manufacturer/supplier can supply

*CONFIDENTIAL TREATMENT REQUESTED

Indevus for that period of time Madaus is unable to supply Product in accordance with the terms of this Agreement and with Indevus' requirements. In such event, Indevus may cancel all outstanding Madaus purchase orders and purchase any or all of its requirements of Product from such other manufacturer/supplier, limited to the period in which Madaus is unable to supply Product in accordance with the terms of this Agreement and with Indevus' requirements, and provided that Indevus shall reinstate Madaus as exclusive supplier of Product within [*] of notification by Madaus to Indevus of Madaus' ability to meet Indevus' forecasted requirements of Product in accordance with the terms of this Agreement. To the extent not otherwise set forth in this Section 7.2, issues relating to a second source of supply shall be governed by the provisions of
Section 3.7 of the License Agreement

Article 8 - Term and Termination

     8.1 Term. Unless terminated earlier as provided herein, the Term of this Agreement shall commence on the Effective Date and shall expire on the tenth anniversary of the First Commercial Sale, provided that Indevus shall have the right to extend the term of this Agreement for one year periods by giving Madaus notice of its intention to renew within one hundred and eighty (180) days prior to the expiration of the then term.

     8.2 Termination. Notwithstanding anything contained herein to the contrary, either Party shall have the right to terminate this Agreement by written notice to the other Party at any time during the term of this Agreement for cause as follows:

          (a) by either Party if the other Party is in breach of its material obligations hereunder by causes and reasons within its control or has breached any of its representations or warranties set forth in Section 6.1 hereto and has not cured such breach within sixty (60) days after notice requesting cure of the breach;

          (b) by Indevus on thirty (30) days' notice if the FDA or any other regulatory agency takes any action which would prohibit or materially restrict the manufacture, sale or use of Product; or

          (c) by either Party on thirty (30) days' notice if the NDA is not approved by the FDA within five (5) years from the Effective Date.

     8.3 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accrued or accruing under this Agreement prior to such expiration or termination, including the obligation to supply Product under orders made prior to such termination or to make payment for Product

*CONFIDENTIAL TREATMENT REQUESTED
delivered pursuant to such orders and the provisions of Article 6 shall survive the expiration or termination of this Agreement and shall continue in effect for seven (7) years from the date of expiration or termination. Except as expressly set forth herein, the rights to terminate as set forth herein shall be in addition to all other rights and remedies available under this Agreement, at law, or in equity, or otherwise

     8.4 Survival. Notwithstanding anything herein to the contrary, the provisions of Articles 6 and 9 as well as those portions of Section 8.3, or any other provisions which relate to post termination rights and obligations, shall survive any termination of this Agreement.

               Article 9 - Confidentiality and Dispute Resolution

     9.1 Non-disclosure and Non-Use Obligations. All proprietary information disclosed by one Party to the other Party hereunder shall be maintained in confidence and shall not be disclosed to any nonparty or used for any purpose except as expressly permitted herein without the prior written consent of the other Party to this Agreement. The foregoing nondisclosure and nonuse obligations shall not apply to the extent that such proprietary information:


          (a) is known by the receiving party at the time of its receipt, and not through a prior disclosure by the disclosing party, as documented by business records;

          (b)  is properly in the public domain;

          (c) is subsequently disclosed to a receiving party by a third party who may lawfully do so and is not under an obligation of confidentiality to the disclosing party; or

          (d) is developed by the receiving party independently of proprietary information received from the other party, as documented by research and development records.

     9.2 Permitted Disclosure of Proprietary Information. Indevus grants to Madaus the right to use Indevus' clinical and preclinical data relating to Compound or Licensed Product for Madaus' own regulatory filings relating to development and marketing of Compound or Product in countries outside of the Territory, as set forth in Section 2.2 of the License Agreement. Notwithstanding
Section 9.1, a Party receiving proprietary information of the other Party may disclose such proprietary information:

          (a) to governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

          (b) to its sublicensees, agents, consultants, Affiliates and/or other Third Parties for the research and development, manufacturing and/or marketing of the Product (or to such Third Parties to determine their interest in performing such activities) on the condition that such Third Parties agree to be bound by the confidentiality obligations contained in this Agreement, provided that the term of confidentiality for such Third Parties shall be no less than seven (7) years; or

          (c) when required to be disclosed by law or court order, provided that notice is promptly delivered to the other Party in order to provide an opportunity to challenge or limit the disclosure obligations; provided, however, without limiting any of the foregoing, it is understood that either Party hereto, including any Affiliate, may make reasonable disclosure of this Agreement, and the terms hereof in any filings required by the Securities and Exchange Commission, subject to requests for confidential treatment for certain provisions of this Agreement, as agreed to by the Parties.

     9.3 Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the United States, without reference to any rules of conflict of laws or renvoi.

     9.4 Dispute Resolution. (a) The Parties agree to attempt initially to solve all claims, disputes, or controversies arising under, out of, or in connection with this Agreement (a "Dispute") by conducting good faith negotiations. Any Disputes which cannot be resolved by good faith negotiation within twenty (20) Business Days, shall be referred, by written notice from either Party to the other, to the Chief Executive Officer of each Party. Such Chief Executive Officers shall negotiate in good faith to achieve a resolution of the Dispute referred to them within twenty (20) Business Days after such notice is received by the Party to whom the notice was sent. If the Chief Executive Officers are unable to settle the Dispute between themselves within twenty (20) Business Days, they shall so report to the Parties in writing. The Dispute shall then be referred to mediation as set forth in the following subsection (b).

     (b) Upon the Parties receiving the Chief Executive Officers' report that the Dispute referred to them pursuant to subsection (a) has not been resolved, the Dispute shall be referred to mediation by written notice from either Party to the other. The mediation shall be conducted pursuant to the LCIA Mediation Procedure. The place of the mediation shall be London, England and the language of the mediation shall be English. If the Parties have not reached a settlement within twenty (20) Business Days of the date of the notice of mediation, the Dispute shall be referred to arbitration pursuant to subsection (c) below.

     (c) If after the procedures set forth in subsections (a) and (b) above, the Dispute has not been resolved, a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Parties shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall continue to make good faith efforts to amicably resolve the dispute without arbitration. If the Parties have not reached a settlement during that period the arbitration proceedings shall go forward and be governed by the LCIA Arbitration Rules then in force. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of Indevus and Madaus and the third arbitrator, who shall be the Chairman of the tribunal, shall be appointed by the two-Party appointed arbitrators. Any such arbitration shall be held in London, England.

     The tribunal shall issue its award within forty-five (45) days after the date on which the arbitration proceedings have closed. The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Each Party shall bear its own costs and expenses incurred in connection with any arbitration proceeding and the Parties shall equally share the cost of the mediation and arbitration levied by the LCIA.

     Any mediation or arbitration proceeding entered into pursuant to this
Section 9.4 shall be conducted in the English language.

                         Article 10 - General Provisions

     10.1 Force Majeure. Neither Party shall be liable for non-performance or delay in the fulfillment of its obligations when any such non-performance or delay shall be occasioned by any cause beyond the reasonable control of Indevus or Madaus, as the case may be, including without limitation fire, flood, earthquakes, accidents, explosions, sabotage, strikes, or labor disturbances (regardless of the reasonableness of the demands of the labor force), civil commotions, riots, invasions, wars, acts of war (whether declared or not) acts, restraints, requisitions, regulations, or directions of government authorities, or acts of God ("Force Majeure Events"). The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practicable and the affected Party shall use all reasonable efforts to avoid or remove such causes of non-performance as promptly as practicable and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution. In the event that a Force Majeure Event continues for a period in excess of ninety (90) days, the Party not relying on the Force Majeure Event shall have the right with immediate effect to terminate this Agreement by written notice to the other party.

     10.2 Notices. All notices, requests, reports, demands and other communications made or given under the terms of this Agreement or in connection herewith shall be in writing and shall be either personally delivered, transmitted by postage prepaid registered mail, by courier providing documentation of receipt or by telecopy (confirmed in writing by postage prepaid registered mail or by such courier), and shall be addressed to the appropriate Party at the addresses set forth in Schedule 10.2 hereto or to such other address or place as such Party may from time to time designate. Any notice, request, demand or other communication given or made pursuant to this section shall be deemed effective on the date which is the confirmed date of receipt by the registered mail or courier service.

     10.3 Non-Waiver of Rights. The failure by either Party at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions or any other provisions hereof. The exercise by either Party of any of its rights herein or at law or in equity shall not preclude or prejudice such Party from exercising any other rights provided herein or at law or in equity.

     10.4 Entire Agreement - Modifications. This Agreement supersedes all prior agreements, oral or written, between the Parties hereto with respect to the subject matter hereof and contains the entire and only agreement between the Parties regarding the subject matter hereof (except as otherwise expressly provided herein with respect to the License Agreement), and any representation, terms or conditions relating thereto or in connection therewith, oral or in writing, not incorporated herein will not be binding upon either Party. No modification or discharge of this Agreement or any of the provisions hereof nor any representation, promise or condition relating to this Agreement nor any terms or conditions of any purchase order, invoice, shipping document or other document shall be binding unless made in writing with express reference to this Agreement and signed by authorized representatives of both Parties. Notwithstanding anything herein to the contrary, the Parties may mutually amend any of the Schedules hereto at any time during the Term by executing a version thereof dated after the then-current version. All of the Schedules, and any amendments thereto made pursuant to this section, are a part of this Agreement and are hereby incorporated herein.

     10.5 Assignment. Neither Party may assign or delegate any of its rights or obligations hereunder without the prior written approval of the other except that Indevus may assign this Agreement and its rights and obligations hereunder without the consent of Madaus to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to Product or its business, or in the event of its merger or consolidation or change in control or similar transaction. Except as otherwise set forth herein, any permitted assignee shall assume all obligations of its assignor under this

Agreement. Any assignment or attempted assignment contrary to the provisions hereof shall be null and void.

     10.6 Severability. If one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the remaining portions hereof shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. If the terms and conditions of this Agreement are materially altered as a result of the preceding two sentences, the Parties shall negotiate in good faith the terms and conditions of this Agreement to resolve any inequities.

     10.7 Interpretation. Unless expressly set forth, the use of the singular form of terms herein shall include the plural and the use of the plural form of terms herein shall include the singular. The word "including" shall be deemed to be followed by the words "without limitation." Headings are for reference only and shall not be used to interpret this Agreement.

     10.8 Independent Contractors. It is expressly agreed that Indevus and Madaus are independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Madaus nor Indevus shall have the authority to make any statements, representations or commitments, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

Madaus AG

By: /s/ Chris P. Thomas                      B: /s/ Marc Trube
   --------------------                       ----------------
Name: Chris P. Thomas                        Name: Marc Trube
Title: C E O                                 Title: C F O


Indevus Pharmaceuticals, Inc.

By: /s/ Glenn L. Cooper
   --------------------
Name: Glenn L. Cooper
Title: CEO

                             SCHEDULES AND EXHIBITS

                                  Schedule 1.13
                                  -------------

Product Formulation
-------------------

Core:
-----

1     [*]                                                   [*]            [*]
2     [*]                                                   [*]            [*]
3     [*]                                                   [*]            [*]
4     [*]                                                   [*]            [*]
5     [*]                                                   [*]            [*]
6     [*]                                                   [*]            [*]
7     [*]                                                   [*]            [*]
8     [*]                                                   [*]            [*]
9     [*]                                                   [*]            [*]
10    [*]                                                   [*]
                                                            ------------------

      Total Core weight                                     [*]            [*]



Sugar coating (including polish and ink):
-----------------------------------------

10    [*]                                                     [*]  [*]
11    [*]                                                     [*]  [*]
12    [*]                                                     [*]  [*]
13    [*]                                                     [*]  [*]
14    [*]                                                     [*]  [*]
15    [*]                                                     [*]  [*]
16    [*]                                                     [*]  [*]
17    [*]                                                     [*]  [*]
18    [*]                                                     [*]  [*]
19    [*]                                                     [*]  [*]
20    [*]                                                          [*]
21    [*]                                                          [*]
                                                            ------------------


Total coated tablet weight                                  [*]            [*]




 [*]
 [*]

*CONFIDENTIAL TREATMENT REQUESTED

                                  Schedule 1.15
                                  -------------

                                 Specifications
                                 --------------

Trospium Chloride:

    Specifications:


    Characters          [*]


    Identification      [*]
                        [*]


    Tests               [*]













*CONFIDENTIAL TREATMENT REQUESTED

    Assay               [*]

    [*]

Trospium Chloride, [*] Coated Tablets:

    Specifications:

                        [*]
    Characters

    Identification      [*]




    Tests               [*]









    Assay               [*]

    Quality             [*]



*CONFIDENTIAL TREATMENT REQUESTED

                                   Exhibit 3.5
                                   -----------

                               Testing Procedures
                               ------------------

Refer to attached testing procedures for Trospium Chloride and Trospium Chloride, [*] Tablet.




*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

---------------------
    Determination
---------------------

                 Synonyms           [*]



                 Graphic formula:   [*]


                 Molecular formula:                      [*]


                 Relative molecular mass:                [*]


                 Properties:                             [*]





*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Amount of test sample for complete      [*]
                 testing:



    1.           Characters


    1.1          Physical characters:                    [*]


    2.           Identification


    2.1          Chloride:

                 [*]








    2.2          Infrared absorption:

                 [*]




                 Compact:                                [*]


*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

    3.           Test

    3.1          pH:                                     [*]

                 [*]

                 Number of determinations:               [*]
                 Number of measurements:                 [*]

                 Test solution:                          [*]





    3.2          Appearance of solution

    3.2.1        Clearness:                              [*]


    3.2.2        Colouring:                              [*]



    3.3          Loss on drying:                         [*]

                 [*]

                 Number of determinations:               [*]
                 Number of measurements:                 [*]


    3.4          [*]:                                    [*]

                 [*]
                                                         [*]





*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

    3.5          [*]:                                    [*]

                 Number of determinations:               [*]
                 Number of measurements:                 [*]





                 Solvent mixture C:                      [*]


                 Reference substance:                    [*]
                                                         [*]


                 Reference solution:                     [*]


                 Test solution:                          [*]


                 Measuring programme:

                          Column:                        [*]

                          Mobile phase:                  [*]

                          Temperature:                   [*]

                          Detector wavelength:           [*]

                          Flow rate:                     [*]

                          Time of flow:                  [*]

                          Volume applied:                [*]


*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Retention time:                         [*]


                 Calculation:                            [*]










*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Figure for para. 3.5

                 [*]



*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

    3.6          [*]


    3.6.1        [*]:                                    [*]

    3.6.2        [*]:                                    [*]

    3.6.3        [*]:                                    [*]

    3.6.4        [*]:                                    [*]

    3.6.5        [*]:                                    [*]

                 Number of determinations:               [*]
                 Number of measurements:                 [*]

                 Test solution (TS):                     [*]

                 Reference solutions (RS):
                                                  1. RS: [*]
                                                  2. RS: [*]
                                                  3. RS: [*]
                                                  4. RS: [*]
                                                  5. RS: [*]

                 Quantity applied:                       [*]

                 Adsorbent:                              [*]

                 Mobile phase:                           [*]


                 Distance of migration:                  [*]

*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Removal of mobile phase:                [*]

                 Detection:                              [*]




                 Identity:                               [*]











*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Purity:                               [*]







                 Densitometric measurement:

                 Measuring conditions:

                          [*]
                          Path length:                 [*]
                          Measuring rate:              [*]
                          Wavelength:                  [*]
                          Sensitivity:                 [*]
                          Span:                        [*]
                          Offset:                      [*]
                          Light slit:                  [*]
                          Band width:                  [*]
                          Abs/fluorine:                [*]
                          Trans/refl:                  [*]



                 Limits of detection and determination:

                                                       [*]






*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Calculation:                            [*]


    3.6.1        [*]

                                                         [*]




    3.6.2        [*]

                                                         [*]




    3.6.3        [*]

                                                         [*]


*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

    3.7          Residual solvents

    3.7.1        [*]:                                  [*]

    3.7.2        [*]:                                  [*]

    3.7.3        [*]:                                  [*]

    3.7.4        [*]:                                  [*]

                 Number of determinations:             [*]
                 Number of measurements:               [*]


                 Test solution A:                      [*]

                 Reference solution A:                 [*]

                 Reference solution B:                 [*]

                 Reference solution C:                 [*]

                 Reference solution D:                 [*]

                 Reference solution E:                 [*]

*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Test solution 1:                      [*]
                 Test solution 2:                      [*]
                 Reference solution 1:                 [*]
                 Reference solution 2:                 [*]
                 Reference solution 3:                 [*]
                 Blank value:                          [*]


                 Conditions for chromatography:

                        Instruments:                   [*]

                        Column:                        [*]

                        Carrier gas:                   [*]

                        Split:                         [*]

                        Detector:                      [*]

                        Temperatures:                  [*]


                 [*]:
                        Sample temperature:            [*]
                        Needle temperature:            [*]
                        Transfer duct:                 [*]
                        GC cycle time:                 [*]
                        Thermostatting time:           [*]
                        Pressure build-up time:        [*]
                        Injection duration:            [*]
                        Withdrawal time:               [*]


                 Identity:        [*]




*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Figure for para. 3.7

                 [*]








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TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Limits of determination:              [*]



                 Calculation:

                 1.     [*]






                 2.     [*]






                 3.     Calibration line:

                 [*]



*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

    3.8          [*], total:                             [*]

                 Total of the values determined from:

                                                  [*]









    3.9          [*]:                                    [*]

                 [*]

                                                         [*]



                 Assay

    4.1          Trospium chloride,                      [*]
                 calculated relative to the dried
                 substance

                 Number of determinations:               [*]
                 Number of measurements:                 [*]




                 Main test:                              [*]


*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Blank test:                            [*]

                 Volumetric solution:                   [*]

                 Equivalent mass:                       [*]

                 Instrument:                            [*]

                 Method:                                [*]

                 Electrode:                             [*]

                 Calculation:

                                                        [*]







                 Standard [*] substance:                [*]






*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Adjustment:                            [*]

                 Equivalent mass:                       [*]


                 Calculation:                           [*]





*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Reagent:

                 Para. 2.1                               [*]
















                 Para. 2.2                               [*]




                 Para. 3.5                               [*]

















*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE

                 Para. 3.6                               [*]



















                 Reference substances:                   [*]










                 Para. 3.7
                                   Reference substances: [*]









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TESTING PROCEDURE: TROSPIUM CHLORIDE
                                                                   Page 20 of 21


                                                Solvent: [*]




                 Para. 3.9                               [*]





























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

TESTING PROCEDURE: TROSPIUM CHLORIDE


                                                                   Page 21 of 21




                 Para. 4.1                               [*]









                                    Volumetric solution: [*]

                         Standard titrimetric substance: [*]








*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

                                                                    Page 1 of 13
-------------
Determination
-------------
           Amount of test sample for      [*] coated tablets.
           complete testing:


1.         Characters

           Physical characters:           [*]
1.1

                                          [*]

                                          The test is carried out on [*] coated
                                          tablets.

2.         Identification

2.1        Trospium chloride:

                                                  [*]


           Test solution:                 [*]

           Reference solution:            [*]

           Quantity applied:              [*]
                                          [*]
                                          [*]

           Adsorbent:                     [*]

           Mobile phase:                  [*]

           Distance of migration:         [*]

           Removal of mobile phase:       [*]

*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

           Detection:                     [*]

           Evaluation:                    [*]

           Detection limit:               [*]



                                          [*]

*CONFIDENTIAL TREATMENT REQUESTED



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TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

2.2        Trospium chloride:

                                                  [*]




2.3        Chloride:                      [*]


3.         Tests

3.1        Impurities:

3.1.1      [*]:                           [*]

3.1.3      [*]:                           [*]

3.1.5      [*]:                           [*]

3.1.7      [*]:                           [*]

3.1.9      Sum of all impurities:         [*]

                                          [*]

           Number of determinations:      [*]
           Number of measurements:        [*]


                                          [*]

*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

3.2        Microbiological purity

           [*]


3.2.1      [*]:                           [*]

3.2.2      Fungi:                         [*]

3.2.3      Escherichia coli:              [*]




4.         Assay

4.1.1      Assay trospium chloride:       [*]


           Number of determinations:      [*]
           Number of measurements:        [*]

                                                  [*]


           Solvent mixture C:             [*]

           Reference substance:           [*]
                                          [*]

                                          [*]
                                          [*]

           Reference solution (RL) A:     [*]

           Reference solution (RL) B:     [*]

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

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

           Reference solution (RL) C:     [*]

           Test solution (UL):            [*]


           Measuring programme:

                    Precolum:             [*]
                    Column:               [*]
                    Mobile phase:         [*]
                    Temperature:          [*]
                    Detector wavelength:  [*]
                    Flow rate:            [*]
                    Time of flow:         [*]
                    Volume applied:       [*]


           System suitability test:

               Reference solution (RL) B: [*]

               Reference solution (RL) C: [*]

           Identification:                [*]

*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] mg TABLET

1.         Calculation [*]:

           [*]






2.         Calculation [*] (para. 3.1.1):


           [*]




3.         Calculation of [*] (3.1.3)




           [*]




4.         Calculation [*] (para. 3.1.5):

           [*]







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

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

           Figure for para. 4.1.1

           [*]



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

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

5.         Quality

5.1        Dissolution test of trospium chloride:

5.1        Dissolution test at 40 min:            [*]

           Number of determinations:              [*]
           Number of measurements:                [*]




           Specification:                         [*]


                                     Acceptance Table

         Stage        Number Tested                     Acceptance Criteria
     ---------------------------------------------------------------------------
          [*]              [*]          [*]
          [*]              [*]          [*]
          [*]              [*]          [*]


     [*]

          Method:                       [*]
          Apparatus:                    [*]
          Number of revolutions:        [*]
          Test medium:                  [*]
          Temperature:                  [*]
          Test volume:                  [*]
          Sampling volume:              [*]
          Time interval:                [*]
          Number of samples:            [*]
          Assay:                        [*]

     Test solution:                     [*]

*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

     Filter:                              [*]

     Standard substance:                  [*]
                                          [*]

     Standard solution:                   [*]

     Measuring programme:                 [*]

     Calculation:                         [*]



5.2  Content uniformity:                  [*]


                           Test solution: [*]
                                          [*]


*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

                                Criteria: [*]


*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

     Reagents:

     Para. 2.1                            [*]

*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

     Para. 2.3                            [*]



     Para. 4.1                            [*]

*CONFIDENTIAL TREATMENT REQUESTED

TESTING PROCEDURE: TROSPIUM CHLORIDE, [*] TABLET

     Para. 5.1                            [*]


*CONFIDENTIAL TREATMENT REQUESTED

Schedule 4.1

                                   Minimum Fee

Annual Purchased Amount as % of
Annual Forecast Amount                                      Minimum Fee
--------------------------------------------------------------------------------

[*] % - [*] %                                               [*] % of Base Price
** [*] %                                                    [*] % of Base Price

Note: Minimum Fee will be assessed for each year in which the [*] % minimum requirement was not satisfied and must be paid within [*] days of assessment notice.

** Less than

*CONFIDENTIAL TREATMENT REQUESTED

                                  Schedule 4.3
                                  ------------

                                    Packaging
                                    ---------







                                       [*]






*CONFIDENTIAL TREATMENT REQUESTED

Schedule 5.1

                        Commercial Product Price [Euros]

Quantity of Batches purchased
-----------------------------
per year:                                         Commercial Product Prices:
--------                                          -------------------------

First [*] Batches:                        [*] Euros per [*] tablets (Base Price)


[*] to [*]
Batches:                                          [*] Euros per [*]

Above [*]
Batches:                                          [*] Euros per [*]


*CONFIDENTIAL TREATMENT REQUESTED

Schedule 5.2

                              Sample Product Price*

Quantity of Samples Purchased as
Percentage of Annual Purchased
Amount:                                      Sample Product Price:
--------------------------------------------------------------------------------

                             Launch Year and Year 2:

Not to exceed [*] %:                              [*] % of Base Price

                              All Subsequent Years:

Not to exceed [*] %                               [*] % of Base Price


*Subject to year-end reconciliation pursuant to Section 5.3 (b) of this Agreement.

*CONFIDENTIAL TREATMENT REQUESTED

                                  Schedule 10.2

                                Notice Addresses

1.   If to Indevus:

             Indevus Pharmaceuticals, Inc.
             99 Hayden Avenue
             Lexington, Massachusetts 02421
             Attention:  President
             Fax No: 781.861.0253

2.   If to Madaus AG

             Madaus AG
             Ostmerheimer Stra(beta)e 198
             D-51109 Koln, Germany
             Attention: CEO
             Fax No: 011.49.221.8998.733